International Chamber of Commerce
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International Court of Arbitration • Cour internationale d'arbitrage

4 April 2006/ks

13 988/EBS

INDO-PACIFIC RESOURCES (JAVA) LTD. (Barbados) vs/ CAMAR RESOURCES CANADA INC. (Canada)

Counsel in charge of the file: Ms. Erica Stein (dir. tel: 33 1 49 53 28 32 - dir. fax: 33 1 49 53 57 80)

INDO-PACIFIC RESOURCES (JAVA) LTD.
Suite #305 – 1676 Martin Drive
White Rock, BC V4A 6E7, Canada

By fax 00 1 604 531 0387

Mr. Ariel Z. Breitman
MCCARTHY TÉTRAULT
Suite 3300, 421-7th Avenue, SW
Calgary AB T2P 4K9
Canada

By fax 00 1 403 260 3501

Mr. Thomas E. Valentine
MACLEOD DIXON LLP
3700 Canterra Tower
400 Third Avenue SW
Calgary, Alberta T2P 4H2, Canada

By fax 00 1 403 264 5973

Dear Sirs,

The Secretariat acknowledges receipt of Claimant's e-mail dated 20 March 2006 and letter dated 30 March 2006, copies of which are enclosed for the information of Respondent, and by way of copy, for the Arbitral Tribunal.

We note that Claimant is represented by Mr. Ariel Z. Breitman of McCarthy Tétrault in Calgary. Accordingly, all future correspondence addressed to Claimant shall be sent solely to McCarthy Tétrault.

The Secretariat refers to the letter of the Secretary General dated 2 March 2006, granting the parties a final time limit of 15 days pursuant to Article 30(4) of the Rules to pay the balance of at least the provisional advance.

To date, the requested payment has not been received. Consequently, since the time limit granted has expired on 30 March 2006, and no objection to the application of Article 30(4) of the Rules has been received by the Secretariat, the claims and counterclaims are considered withdrawn as of 31 March 2006.

.../...

The Secretariat shall inform the Court of the withdrawal of this matter and invite the Court to fix the costs of arbitration at one of its next sessions.

Yours sincerely,

Sarah Grimmer
Assistant Counsel
Secretariat
ICC International Court of Arbitration

Encl.: Claimant's e-mail dated 20 March 2006
Claimant's letter dated 30 March 2006

c.c.: The Honourable Roger P. Kerans
Harold H. MacKay, OC, QC